THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made as of the 11th day of January, 2011, between Cranberry Cochran Road, L.P., a Delaware limited partnership, Cranberry Noble Land, L.P., a Delaware limited partnership, Cranberry Harmar Land, L.P., a Delaware limited partnership, Cranberry Hempfield, L.P., a Delaware limited partnership, Cranberry Kennedy Land, L.P., a Delaware limited partnership, Cranberry McKnight Land, L.P., a Delaware limited partnership, Cranberry Perrysville, L.P., a Delaware limited partnership, McKnight Cranberry, L.P., a Delaware limited partnership, Cranberry South East, L.P., a Delaware limited partnership, Cranberry West Liberty, L.P., a Delaware limited partnership, Cranberry Westmore Land, L.P., a Delaware limited partnership, Cranberry Kittanning Land, L.P., a Delaware limited partnership, Cranberry Rich Land, L.P., a Delaware limited partnership, Cranberry Murrysville Land, L.P., a Delaware limited partnership, Cranberry Castle Shannon, L.P., a Delaware limited partnership, Cranberry Beers School, L.P., a Delaware limited partnership, together as tenants in common (collectively, "Landlord"), successor in interest to NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, and McKesson Automation Inc., a Pennsylvania corporation ("Tenant").

WHEREAS, Landlord and Tenant are parties to that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased approximately sixty-one thousand eight hundred eight-seven (61,887) rentable square feet consisting of the entire third (3rd) and fourth (4th) floors (the "Initial Premises") of a certain building ("Building") located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania;

WHEREAS, Landlord and Tenant are parties to a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which Tenant leased the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") resulting in an aggregate of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet of the Building under lease to Tenant;

WHEREAS, Landlord and Tenant are parties to a certain Second Amendment to Lease dated April 21, 2008 (the "Second Amendment") pursuant to which Tenant leased an additional ten thousand nine hundred eight (10,908) rentable square feet located on the first (1st) floor of the Building ("Second Amendment Premises") resulting in an aggregate of approximately one hundred two thousand seven hundred forty-one (102,741) rentable square feet of the Building under lease to Tenant;

WHEREAS, the Initial Premises, the Expansion Premises and the Second Amendment Premises are collectively referred to herein as the "Premises";

WHEREAS, the Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the "Lease";

WHEREAS, the Term of the Lease is scheduled to expire on December 31, 2011;

WHEREAS, Tenant's obligations under the Lease have been guaranteed by McKesson Corporation, a Delaware corporation ("Guarantor"), pursuant to a certain

Guaranty of Lease dated December 21, 2001, subsequently ratified and confirmed (the "Guaranty"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the Lease Term and to revise certain other provisions in accordance with the terms and conditions of this Third Amendment.

NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

1.    The foregoing recitals are incorporated herein by reference and made a part of this Third Amendment as though fully set forth herein. All capitalized terms used but not otherwise defined in this Third Amendment shall have the meaning ascribed to them in the Lease.

2.    The Lease (Section 1.3 of the Original Lease, as amended by Paragraph 3 of the Second Amendment) is hereby amended by inserting the following in addition to all other provisions:

"Notwithstanding anything to the contrary contained in this Lease, the Lease Term shall be extended for a period of 5 years beginning on January 1, 2012 and ending on December 31, 2016 ("Extended Term") so that the Lease Term shall expire on December 31, 2016 ("Expiration Date")."

3.    The Lease (including Exhibit C to the Original Lease, as amended, and all provisions of the Lease relating to the improvement of the Premises, the construction or installation at the Premises of any Improvements by Landlord or Tenant, or the payment by Landlord to Tenant of any allowance or sum of money for or relating to the improvement of the Premises) is hereby amended by inserting the following in addition to all other provisions:

"Tenant is currently in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in "as-is" condition except that, prior to January 1, 2012, and, subject to Tenant's timely approval of plans and specifications, Landlord, at Tenant's sole cost and expense over and above Tenant's Improvement Allowance set forth hereinafter, shall perform all necessary work to reconfigure, paint, carpet and install typical office suite improvements at the Premises as reasonably directed by Tenant for the conduct of Tenant's business ("Tenant's Work").

Tenant's Work shall be performed in accordance with plans and specifications to be prepared and approved by Landlord and Tenant prior to Landlord commencing Tenant's Work. Landlord's approval of the plans and specifications shall not be unreasonably withheld or delayed and shall not be deemed to be a representation or warranty with regard to the sufficiency or compliance of the plans and specifications or the Tenant's Work.

Landlord shall have the right to select its space planner, architect and contractor for the planning and construction of Tenant's Work.
As a contribution to the performance of Tenant's Work, Landlord shall contribute, as "Tenant's Improvement Allowance", the amount of $513,705.00 ($5.00 per square foot of rentable area of the Premises). Tenant's Improvement Allowance shall be used, to the extent sufficient, to pay the costs associated with Tenant's Work at the Premises, which shall include, but not be limited to, (i) all hard costs to complete Tenant's Work (such as labor and materials, general conditions, rubbish removal, utilities, building permits, inspections fees, insurance and the like), (ii) all soft costs to complete Tenant's Work (such as architectural and engineering fees, and the cost of plans and specifications), (iii) any sales tax levied on the Tenant's Work, and (iv) Landlord's fee for supervision of Tenant's Work in the amount of four percent (4%) of the cost of Tenant's Work (items (i) - (iv) above are collectively referred to as the "Cost of Tenant's Work"). In the event the final actual Cost of Tenant's Work exceeds the Tenant's Improvement Allowance, Tenant shall pay reimburse such excess to Landlord in one lump sum within thirty (30) days after receipt of a reasonably detailed invoice from Landlord following completion of Tenant's Work. In the event that the actual cost of Tenant's Work is less than Tenant's Improvement Allowance, Landlord shall, upon written request from Tenant received by Landlord after January 1, 2012, but no later than June 30, 2012, apply an amount equal to the difference between the Tenant's Improvement Allowance and the actual Cost of Tenant's Work to the next ensuing installments of Base Rent owing under this Lease."

4.    The Lease (Section 1.5.1 of the Original Lease as amended by Paragraph 5 of the Second Amendment) shall be amended by inserting in addition thereto the following:

"Notwithstanding anything to the contrary contained in this Lease, during the Extended Term, Tenant shall pay to Landlord Base Rent for the Premises in monthly installments on the first day of each calendar month, in advance, without offset or deduction of any kind, as follows:
i.) $207,622.44 per month ($24.25 per square foot of rentable area per year contained in the Existing Premises) during the period of the Extended Term beginning on January 1, 2012 and ending on December 31, 2013; and

ii.) $211,903.31 per month ($24.75 per square foot of rentable area per year contained in the Premises) during the period of the Extended Term beginning on January 1, 2014 and ending on December 31, 2014; and

iii.) $216,184.19 per month ($25.25 per square foot of rentable area per year contained in the Premises) during the period of the Extended Term beginning on January 1, 2015 and ending on December 31, 2016."

5.    The Lease (Section 1.2 of the Original Lease as amended by Paragraph 4 of the Second Amendment) shall be amended by inserting in addition thereto the following:

"Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that Tenant's Share during the Extended Term shall be 86.02% (102,741 / 119,444), as may be adjusted from time to time in accordance with Section 1.2 of the Original Lease."

6.    The Lease (Section 9.2 of the Original Lease as amended by Paragraph 6 of the Second Amendment) shall be amended by inserting in addition thereto the following:

"Notwithstanding anything to the contrary contained in this Lease, commencing on January l, 2012, the Operating Costs Base Year shall be Calendar Year 2012."

7.    Section 9.5 (1) of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following:

"(1) any capital expenditures incurred with the intent of bringing about a reduction in Costs of Electricity or Operating Costs, or increasing the efficiency of any Building System, provided, however, that the annual amount of such capital expenditure includable in Operating Costs shall not exceed the lesser of (i) the annual amount of the decrease in Operating Costs attributable to such capital expenditure or (ii) the annual amount resulting from the amortization of such capital expenditure over its useful life in equal installments, provided that any unamortized amount of such capital expenditure may be carried forward to subsequent Calendar Years.”

8.    The Lease (Section 10.2 of the Original Lease as amended by Paragraph 6 of the Second Amendment) shall be amended by inserting in addition thereto the following:

"Notwithstanding anything to the contrary contained in this Lease, commencing on January 1, 2012, the Real Estate Tax Base Year shall be Calendar Year 2012."

9.    Section 21.4.1 of the Original Lease shall be amended by deleting the language "and to Section 21.3.5, above," from the second line of the first sentence of Section 21.4.1 and inserting in lieu thereof the language “, and without Landlord's prior written consent," reflecting the intent of Landlord and Tenant that Tenant may assign the Lease or sublet the Premises in accordance with Section 21.4.1 without obtaining Landlord's prior written consent.

10.    The Lease (Section 26.2 of the Original Lease as amended by Paragraph 12 of the Second Amendment) shall be amended by inserting in addition thereto the following:

"Without in any way limiting Tenant's obligations with respect to any portion of the Premises as in effect prior to this Third Amendment, Tenant acknowledges, confirms and agrees that, pursuant to Section 26.2 of the Original Lease (as amended by Paragraph 12 of the Second Amendment), upon the expiration or earlier termination of the Lease, Tenant shall be obligated to remove any leasehold improvements that were constructed as part of Tenant's Work (as defined in Paragraph 3 of the Third Amendment) and restore the Premises to its pre-existing condition if (a) such leasehold improvements (or a portion thereof) constituting Tenant's Work are not standard Class A office improvements, and (b) Landlord notifies Tenant, at the time of its approval of the construction drawings pursuant to Exhibit C, or any applicable change order, that Tenant would be required to remove such improvements constituting Tenant's Work (or a portion thereof) upon surrender of the Premises."

11.    Section 34.5 of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following:

"34.5 Judgment and/or Offset of Rent for Amounts Due and Owing. If Landlord, within thirty (30) days after the receipt from Tenant of its written demand therefor, fails to reimburse Tenant for the reasonable costs and expenses of Tenant's exercise of its self help rights hereunder, Tenant may (a) seek the entry of a judgment against Landlord for the amount thereof, plus interest at the Default Rate and Tenant's reasonable costs of collection (including reasonable attorney's fees) and/or (b) offset against the next payments of Base Rent and additional rent payable by Tenant hereunder the amounts reasonably expended by Tenant in curing Landlord's default, including, without limitation, all costs and reasonable attorneys' fees, together with interest thereon at the lesser of six and one- half percent (6.5%) per annum or the maximum rate permitted by applicable laws from the date of each expenditure until paid. Notwithstanding the foregoing Tenant's right to offset against payments of Base Rent and additional rent payable by Tenant hereunder shall be limited to amounts reasonably expended by Tenant in performing maintenance and repairs which were not caused by the negligence of the willfully malicious act of Tenant or Tenant's Agents."

12.    Article 50 of the Lease, as amended by Paragraph 11 of the First Amendment and Paragraph 10 of the Second Amendment, shall be deleted in its entirety and in lieu thereof shall be inserted the following:

"50.    RENEWAL OPTION

A.) Renewal Option. Tenant is hereby granted one (1) option ("Renewal Option") to renew this Lease for a period of five (5) years ("Renewal Term"). Tenant may exercise the Renewal Option upon written notice ("Renewal Notice") given to Landlord no earlier than 365 days and no later than 270 days before the expiration of the Extended Term (“Notice Period”).

If Tenant fails to give Landlord the Renewal Notice within the Notice Period, then Tenant shall be deemed to have elected not to exercise the Renewal Option and this Renewal Option shall be deemed to null and void; time being of the essence in with regard to delivery of the Renewal Notice.

B.) Renewal Term. If the Renewal Notice is timely given, the Renewal Term will be on the same terms and conditions as those contained in the Lease except as follows:

i.    There shall be no further rights to renew after the exercise of the Renewal Option granted herein;

ii.    Any Tenant Improvement Allowances, TI Allowance, rental concessions, Landlord's Work or other such allowance improvements provided by Landlord to Tenant in the Lease shall not be applicable in the Renewal Term;

iii.    The Base Rent for the Renewal Term shall be 100% of the Fair Market Rental Value as determined by agreement between Landlord and Tenant or, if Landlord and Tenant are unable to agree, as set forth in sub paragraph C immediately below. For purposes of this Article 50 the Fair Market Rental Value of the Premises shall be the amount that a willing, comparable, new (i.e., non-renewal), non-equity tenant would pay, and that a willing landlord of a comparable space, both in terms of size and age of the Premises and within a five (5) mile radius of Cranberry Woods Office Park, would accept at arms' length. The Fair Market Rental Value for the Renewal Term may be less than the Base Rent paid by Tenant for the last year of the Extended Term. Appropriate consideration shall be given to (a) the annual rental rate per rentable square foot; (b) the definition of rentable square feet for purposes of comparing the rate; (c) location, quality and age of the Building; (d) the financial condition (e.g., creditworthiness) of Tenant; (e) escalation (including type, base year and stop) and abatement provisions reflecting free rent and /or no rent during the period of construction; (f) brokerage commissions, if any, (g) length of the lease term; (h) size and location (including floor level) of the Premises; (i) building standard work letter and/or tenant improvement allowance, if any; provided, however, the Fair Market Rental Value shall not include any tenant improvements or any alterations made by Tenant; (j) condition of space; (k) lease takeover/assumptions; (l) moving expenses and other concessions; (m) extent of services to be provided; (n) distinctions between "gross" and "net" leases; (o) base year figures or expense stops for escalation purposes for both operating costs and ad valorem/real estate taxes; (p) the time the particular rental rate under consideration becomes or is to become effective; (q) applicable caps, if any, on the amount of real estate taxes and assessments passed through to tenants; and (r) other generally applicable conditions of tenancy for the space in question. Tenant shall obtain the same rent and other benefits that Landlord would otherwise give to any comparable prospective tenant.

iv.    Base Year. Notwithstanding anything to the contrary contained in the Lease, commencing on January l, 2017, the Operating Costs Base Year and Real Estate Tax Base Year for the Renewal Term shall be Calendar Year 2017.

C.) Acceptance/Rejection. If Landlord and Tenant are not able to agree on the Base Rent for the Renewal Term by a date which is two-hundred forty (240) days prior to the commencement date of the Renewal Term, then within thirty (30) days thereafter ("Appointment Period") each party shall appoint a real estate appraiser with at least ten (10) years full time commercial appraisal experience in valuing leasehold commercial office space in the vicinity of the Premises to determine the Base Rent based on the then Fair Market Rental Value for the Renewal Term. If either party fails to appoint a real estate appraiser within the Appointment Period the Base Rent of the duly appointed appraiser shall control. The two (2) appraisers appointed by the parties shall meet to set the then Base Rent for the Renewal Term. If they are unable to agree within twenty (20) days after expiration of the Appointment Period, they shall select a third appraiser, who shall be a person who meets the qualifications set forth in this paragraph and who has not previously acted in any capacity for either party. If the two appraisers are unable to agree upon a third appraiser, either of the parties may apply to the then presiding judge of the Common Pleas Court of Butler County, Pennsylvania for the selection of the third (3rd) appraiser, who shall be a person who meets the qualifications set forth above. Landlord and Tenant shall each bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. As soon as possible following selection or appointment of the third appraiser, the appraisers shall set the Base Rent for the Premises for the Renewal Term. If a majority of the appraisers is unable to set the Base Rent within twenty (20) days after appointment of the third appraiser, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If the low appraisal is more than ten percent (10%) lower than the middle appraisal, the low appraisal shall be disregarded; if the high appraisal is more than ten percent (10%) higher than the middle appraisal, the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Base Rent rate for the Premises for the Renewal Term. If two of the appraisals shall be disregarded, the middle appraisal shall determine the Base Rent rate in the Renewal Term. Base Rent for the Renewal Term as so determined shall be effective as of the commencement date of the Renewal Term and shall be adjusted retroactively if determined after the commencement date of the Renewal Term.

D.) Restrictions/Conditions. Tenant's Renewal Option shall be personal to McKesson Automation Inc., and shall terminate if (i) a Default shall exist at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Renewal Option or the commencement date of the Renewal Term, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment

13.    Article 52 of the Lease, as amended by Paragraph 12 of the First, shall be deleted in its entirety and in lieu thereof shall be inserted the following:

"52.    EXPANSION

52.1 Non-Exclusive Expansion Option

(a)    During the Extended Term and the Renewal Term Tenant shall have the non-exclusive right ("Expansion Option"), but not the obligation, to add to the Premises any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other such agreement for use or occupancy by a third party ("Available Expansion Space"). Tenant acknowledges and agrees that this Expansion Option is not exclusive to Tenant and, unless and until Tenant exercise this Expansion Option, Landlord shall have the unencumbered right (subject only to Tenant's Right of First Refusal set forth in Section 52.2 below) to lease the Available Expansion Space to any person or entity on such terms as Landlord determines in its sole discretion.

(b)    Tenant may exercise the Expansion Option at any time during the Extended Term by written notice identifying the portion of the Available Expansion Space that Tenant desires to add to the Premises ("Office Expansion Space"). The configuration of the Office Expansion Space shall be subject to Landlord's reasonable approval based on the proportion of windows to rentable area, ingress, egress, access to common and core areas of the Building and the like with regard to both the Office Expansion Space and the remaining Available Expansion Space. Any Office Expansion Space with respect to which Tenant exercises its rights will be delivered by Landlord to Tenant in its "as-is" condition along with payment by Landlord to Tenant of an Office Expansion Allowance equal to the amount of $5.00 per square foot of rentable area of the Office Expansion Space desired by Tenant times a fraction, the numerator of which is the number of days remaining in the five (5) year Extended Term or the Renewal Term (if the Renewal Option has been duly exercised) after the applicable Office Expansion Space is added to the Premises and the denominator of which is the 1,825. Any Office Expansion Space will become part of the Premises on the date on which Landlord delivers such Office Expansion Space to Tenant in the condition required herein and the Premises will then be deemed to include any such Office Expansion Space. All of the provisions of this Lease will apply to any Office Expansion Space added to the Premises, provided, however, Landlord will not be obligated to grant any concessions or allowances with respect to any Office Expansion Space except as set forth in this Section 52.1.

(c)    The Base Rent rate for any Office Expansion Space will be the Base Rent rate in effect on the date on which the applicable Office Expansion Space becomes part of the Premises, subject to subsequent increases, if any, as provided in this Third Amendment. The Base Rent will be increased as of the day on which the Office Expansion Space becomes part of the Premises by an amount equal to the product of (i) the number of rentable square feet of the applicable Office Expansion Space multiplied by (ii) the Base Rent per rentable square foot of the Premises in effect on the day on which the Office Expansion Space becomes part of the Premises. Tenant's Share will be increased as of the day on which any Office Expansion Space becomes part of the Premises to a fraction whose numerator is the sum of the rentable square feet of the Premises and the new Office Expansion Space, and whose denominator is the rentable square feet of the Building. The Base Rent and Tenant's Share will be increased in a similar manner whenever Office Expansion Space is added to the Premises.

(d)    Tenant's rights granted in this Paragraph are personal to McKesson Automation, Inc. and shall terminate if (i) a Default shall exist at the time of exercise of the Expansion Option, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of exercise of the Expansion Option, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment, or (iv) less than two full years remain in the Lease Term (unless during the Extended Term Tenant exercises the Renewal Option.

52.2    Right of First Refusal

(a)    Refusal Space/Offer. Reference is made to any available office space in the Building that is then vacant and is not subject to a lease, letter of intent, term sheet or other such agreement for use or occupancy by a third party ("Available Refusal Space"). If during the Extended Term or the Renewal Term, Landlord receives a bona fide offer from a third party ("Third Party Offer'') to lease all or any portion of the Available Refusal Space ("Refusal Space'') and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall first offer ("Offer Notice") to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such Offer Notice shall be in writing, specify the rent to be paid for the Refusal Space, contain the other basic terms and conditions of the Third

Party Offer and the date on which the Refusal Space shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease all of the Refusal Space on the same terms and conditions as the Third Party Offer set forth in the Offer Notice within fifteen (15) business days after Landlord delivers to Tenant the Offer Notice, time being of the essence.

(b)    Acceptance. If Tenant timely elects to lease the Refusal Space within such fifteen (15) business day period, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Refusal Space is to be included in the Premises, on the same terms as the Lease except (i) the Base Rent rate for the Refusal Space shall be the amount specified in the Offer Notice, (ii) the lease term for the Refusal Space shall be that specified in the Offer Notice and, if the lease term in the Offer Notice extends beyond the expiration of the Term of this Lease, Tenant shall be permitted to extend the Term of this Lease to be coterminous with the lease term for the Refusal Space, (iii) the Refusal Space shall be delivered to Tenant and Tenant shall take same in "as-is" condition, and Landlord shall not be required to construct any tenant improvements in the Refusal Space or provide to Tenant any allowances other than those contained in the Offer Notice, if any, and (iv) any other terms set forth in the Lease which are inconsistent with the terms of the Offer Notice shall be modified accordingly with respect to the Refusal Space. Notwithstanding the foregoing, if the Offer Notice includes space in excess of that desired by Tenant, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Offer Notice. If the Offer Notice is for less than all the Available Refusal Space, then the Right of First Refusal shall continue for the remainder of any Available Refusal Space.

(c)    Rejection. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the portion of the Refusal Space described in the Offer Notice to the third party on the terms contained in the Offer Notice or such terms as Landlord may elect.

(d)    On-Going Right. If an Offer Notice that was rejected is for less than all of the Refusal Space, then Landlord shall only be obligated to offer such remaining portion of the Refusal Space to Tenant if a Third Party Offer is subsequently received for such remaining portion.

(e)    Exclusion. For purposes hereof, if an Offer Notice is delivered for less than all of the Available Refusal Space, but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Available Refusal Space, then such remaining portion of the Available Refusal Space shall thereafter be excluded from the grant of the Right of First Refusal contained herein.

(f)    Restrictions. This Right of First Refusal is personal to McKesson Automation Inc. and shall terminate if (i) a Default shall exist at the time of Tenants' election to lease the Refusal Space, or an event has occurred which with notice and the lapse of time shall be a Default if not cured at the time of Tenant's election to lease the Refusal Space, (ii) the Lease or Tenant's right to possession of the Premises has been terminated, (iii) Tenant transfers any of its interest in this Lease or any portion of the Premises to any person or entity except a person or entity not requiring Landlord's consent as provided in Paragraph 9 of this Third Amendment, or (iv) less than two full years remain in the Lease Term (unless during the Extended Term Tenant exercises the Renewal Option."

14.    The second sentence of Article 28 of the Original Lease is hereby deleted in its entirety, and in lieu thereof is inserted the following:
"During any such holdover tenancy, unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord an occupancy charge equal to
(A)    125% of the stated monthly Base Rent for the last full month of the Extended Term or Renewal Term (as applicable) then ending, calculated on a per diem basis, for each day of the first (1st) month of such holdover, (B)    150% of the stated monthly Base Rent for the last full month of the Extended Term or Renewal Term (as applicable) then ending, calculated on a per diem basis, for each day after the first month of such holdover, and (C) one hundred percent (100%) of the additional rent which would have been payable by Tenant for the period of such holdover, calculated on a per diem basis using the additional rent which had otherwise been payable by Tenant for the last full month of the Extended Term or the Renewal Term (as applicable) then ending."

15.    As a condition precedent to execution of this Third Amendment by Tenant Landlord, at its sole cost and expense, shall cause any existing mortgagee or trust deed beneficiary holding a lien encumbering the Building to enter into the subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit B.

l6.    The Lease (Paragraph 7 of the Second Amendment and the provisions of the Lease amended thereby relating to Landlord's address) is hereby amended by inserting the following in addition to all other provisions:

"Notwithstanding anything to the contrary contained in this Lease, the Notice address for Landlord and the address for payment of Rent shall be as follows, until written notice of a change in address is issued to Tenant:

Notices:    McKnight Cranberry, LP
310-330 Grant Street, Suite 2400
Pittsburgh, PA 15219
Attn: McKnight Property Management

With a copy to:

McKnight Cranberry, LP
310-330 Grant Street, Suite 2500
Pittsburgh, PA 15219
Attn: McKnight Realty Partners, Legal Counsel Payment of Rent:
Payable to:
McKnight Cranberry, LP

Mailed to:
First Commonwealth Bank
Attn: Lockbox Department
Lockbox Account Number 7110282131 Philadelphia and Sixth Streets
P.O. Box 374 Indiana, PA 15701"

17.    The Lease shall be amended by inserting the following in addition to all other provisions:

"ANTI TERRORISM PROVISION:

(a)    Landlord and Tenant certify, each to the other, that to their knowledge:
(i)    It is not in violation of any Anti-Terrorism Law;

(ii)    It is not, as of the date hereof:

(1) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(2) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)    engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(iv)    It, nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person; provided, however this paragraph shall not apply to any person to the extent that such person's interest in the Tenant is through a U.S. Publicly-Traded Entity. As used in this Third Amendment, U.S. Publicly-Traded Entity means a person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person ("U.S. Publicly-Traded Entity'').

(b)    Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing certification; and Landlord hereby agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) arising from or related to any breach of the foregoing certification.

(c)    If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tl lsdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time."

18.    Tenant was represented in the transaction evidenced by this Third Amendment by CB Richard Ellis, Inc. ("CB Richard Ellis"), a licensed real estate broker. Landlord also was represented in the transaction evidenced by this Third Amendment by CB Richard Ellis. Landlord shall be solely responsible for paying any commission or fee owed to CB Richard Ellis as Landlord's broker in connection with this Third Amendment, and CB Richard Ellis as Landlord's broker shall be responsible for any commission or fee payable to CB Richard Ellis in its capacity as Tenant's broker. Each party to this Third Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any other real estate broker (excluding CB Richard Ellis), finder or intermediary relating to any act of the indemnifying party in connection with this Third Amendment.

19.    Subject to the limitation on personal liability set forth in Section 34.1 of the Original Lease, Paragraph 16 of the First Amendment and Paragraph 15 of theSecond Amendment, the liability of the entities constituting Landlord hereunder shall be joint and several.
20.    All other terms, conditions, covenants, agreements and provisions contained in the Lease that are not revised by or in conflict with the terms of this Third Amendment shall remain in full force and effect and are hereby ratified and confirmed by Landlord and Tenant to the extent consistent with this Third Amendment.

21.    The submission of this Third Amendment to Tenant or its broker or other agent does not constitute an offer. This Third Amendment shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

22.    Contemporaneously with the execution of this Third Amendment, Tenant shall deliver to Landlord a CONSENT OF GUARANTOR executed by McKesson Corporation the form set forth on Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed as of the date first written above.

LANDLORD:

Cranberry Cochran Road, L.P., a
Delaware limited partnership

By: Cranberry Cochran Road GP, LLC, its General Partner, a Delaware limited liability company

By: /s/ William C. Rudolph
Name: William C. Rudolph, member
Cranberry Noble Land, L.P., a Delaware limited partnership

By: Cranberry Noble Land GP, LLC, its General Partner, a Delaware limited liability company

By: Noble Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Harmar Land, L.P., a
Delaware limited partnership

By: Cranberry Harmar Land GP, LLC, its General Partner, a Delaware limited liability company

By: Harmar Land Co., its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Hempfield, L.P., a Delaware limited partnership

By: Cranberry Hempfield GP, LLC, its General Partner, a Delaware limited liability company

By: Hempfield Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Kennedy Land, L.P., a
Delaware limited partnership

By: Cranberry Kennedy Land GP, LLC, its General Partner, a Delaware limited liability company

By: Kennedy Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry McKnight Land, L.P., a
Delaware limited partnership

By: Cranberry McKnight Land GP, LLC, its General Partner, a Delaware limited liability company

By: McKnight Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Perrysville, L.P., a Delaware limited partnership

By: Cranberry Perrysville GP, LLC, its General Partner, a Delaware limited liability company

By: Perrysville Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner
McKnight Cranberry, L.P., a Delaware limited partnership

By: McKnight Cranberry GP, LLC, its General Partner, a Delaware limited liability company
                         By: /s/ William C. Rudolph
Name: William C. Rudolph, member

Cranberry South East, L.P., a Delaware limited partnership

By: Cranberry South East GP, LLC, its General Partner, a Delaware limited liability company

By: Wendy's South East Co., its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph Title: General Partner

Cranberry West Liberty, L.P., a Delaware limited partnership

By: Cranberry West Liberty GP, LLC, its General Partner, a Delaware limited liability company

By: Wendy's West Liberty Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner
Cranberry Westmore Land, L.P., a
Delaware limited partnership

By: Cranberry Westmore Land GP, LLC, its General Partner, a Delaware limited liability company

By: Westmore Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Kittanning Land, L.P., a
Delaware limited partnership

By: Cranberry Kittanning Land GP, LLC, its General Partner, a Delaware limited liability company

By: Kittanning Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Rich Land, L.P., a Delaware limited partnership

By: Cranberry Rich Land GP, LLC, its General Partner, a Delaware limited liability company

By: Rich Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner
Cranberry Murrysville Land, L.P., a
Delaware limited partnership

By: Cranberry Murrysville Land GP, LLC, its General Partner, a Delaware limited liability company

By: Murrysville Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph Title: General Partner

Cranberry Castle Shannon, L.P., a
Delaware limited partnership

By: Cranberry Castle Shannon GP, LLC, its General Partner, a Delaware limited liability company

By: Castle Shannon Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner

Cranberry Beers School, L.P., a Delaware limited partnership

By: Cranberry Beers School GP, LLC, its General Partner, a Delaware limited liability company

By: Beers School Land Associates, its sole member

By: /s/ William C. Rudolph
Name: William C. Rudolph
Title: General Partner
TENANT:

McKesson Automation Inc.,
a Pennsylvania corporation
By: /s/ Nicholas A. Loiacono
Nicholas A. Loiacono
Vice President and Treasurer

List of Exhibits to Third Amendment

♦    Third Amendment Exhibit A- Consent of Guarantor
♦    Third Amendment Exhibit B - Form of Subordination, Non-Disturbance and Attornment Agreement